April 10, 2006

Mr. William Nixon Texalta Petroleum Ltd. 8228 Elbow Drive S.W. Calgary, AB T2V 1K4 PH: (403) 255-8380 FX: (403) 255-8007 E-mail: texalta@texalta.com	Mr. Peter Philipchuck Odin Capital Inc. P.O. Box 36007, Lakeview RPO 6449 Crowchild Trail S.W. Calgary, AB T3E 7C6 PH: (403) 461-6790 FX: (403) 246-7935 E-mail: peter@winenergycorp.com	Mr. Douglas Bolen Delta Oil and Gas (Canada) Inc. 300, 1055 West Hastings Street Vancouver, BC V6E 2E9 PH: (604) 506-4243 FX: (604) 602-1525 E-Mail: douglasbolen@yahoo.com

Last Mountain Investments Inc. 608 Sandollar Place Tsawwassen, BC V4L 2G9 PH: (604) 506-4243 FX: (604) 602-1525 E-Mail: na	Mr. Victor Walls 264646 Alberta Ltd. 6711 Golden West Avenue Red Deer, AB T4P 1A7 PH: (403) 343-1177 FX: (403) 346-9690 E-Mail: asphalt@borderpaving.com	Mr. John Niedermaier LL & S Holdings Ltd. 200, 435 - 4th Avenue S.W. Calgary, AB T2P 3A8 PH: (403) 262-2288 FX: (403) 266-3810 E-Mail: jan@micasa-rentals.com

Mr. Chris Bunka 0743608 B.C. Ltd. 5774 Deadpine Drive Kelowna, BC V1P 1A3 PH: (250) 765-6424 FX: (250) 765-4408 E-Mail: bossbunka@gmail.com

Dear Sirs:

RE:         FARMOUT, OPTION AND PARTICIPATION LETTER AGREEMENT
Dated April 10th, 2006 between Petrex Energy Ltd., Texalta Petroleum Ltd., Odin Capital Inc., Delta Oil and Gas (Canada) Inc., Last Mountain Investments Inc., 264646 Alberta Ltd., LL & S Holdings Ltd. and 0743608 B.C. Ltd.
WORDSWORTH, SASKATCHEWAN

Petrex Energy Ltd. (“Petrex”) has a 42.50% working interest in Petroleum and Natural Gas leases as described in Schedule “A” attached. Texalta Petroleum Ltd. (“Texalta”) has the remaining 57.50% working interest in these leases.

Subject to rig availability, Texalta as operator proposes to commence drilling the Texalta et al Wordsworth East HZ 2A2-23-4B11-14-7-3 W2M well prior to July 1, 2006. Texalta intends to participate in the test well as to its 57.50% working interest.

Petrex now proposes to farmout its 42.50% working interest in the test well and Farmout and Option lands to Odin Capital Inc., Delta Oil and Gas (Canada) Inc., Last Mountain Investments Inc., 264646 Alberta Ltd., LL & S Holdings Ltd. and 0743608 B.C. Ltd. (“Farmees”) on the following terms and conditions:

a)
Farmees to pay 100% of the Petrex 42.50% cost of drilling, completing and equipping the test well to earn a 42.50% before payout (“BPO”) and 21.25% working interest after payout (“APO”) in the test well subject to a 5.00% Gross Overriding Royalty to Petrex until payout and a 21.25% working interest in the Farmout lands.

b)
Upon completion or abandonment of the test well, Farmees will have a three month period to elect to participate in a vertical test well on the option lands to earn the same working interests in the test well and balance of the Option Lands as set forth in item a) above.

Now therefore, in consideration of the premises and covenants and agreements herein contained, it is agreed by the parties as follows:

1.00 DEFINITIONS

The following terms and expressions shall have the meanings hereinafter assigned to them, namely:

(a)
"Abandon" or "Abandonment" and the derivatives thereof means the proper plugging and abandoning of a well in compliance with all Regulations and shall also include the restoration of the wellsite to the satisfaction of any governmental body having jurisdiction with respect thereto and to the reasonable satisfaction of the owner or occupier of the surface, and the furnishing of satisfactory evidence by Farmees to Farmor of the performance hereunder if so requested;

(b)	"Accounting Procedure" means the Exhibit entitled "Accounting Procedure" attached to and made a part of the Operating Procedure;

(c)	"Agreement" means this agreement and the Schedules attached thereto;

(d)	"Complete" or "Completion" and the derivatives thereof means in the case of a well capable of producing Petroleum Substances in at least Paying Quantities:

(i)
in the case of an oil well, the acquisition and installation of production casing in the hole (exclusive of surface and intermediate casing) and all other equipment, materials and services required for completion of the well up to and including the outlet valve at the wellhead, and the conduct of a cumulative production test sufficient to establish the initial producibility of the well; and

(e)	"Completion Costs" means the costs of Completing a well;

(f)	"Contract Depth" means a horizontal test well for an estimated open hole length of 840 meters at a depth of approximately 1200 (-582 subsea) meters to test the Mississippian (Alida) formation;

(g)
"Drilling" and the derivatives thereof means all activities incidental to the drilling of a well and all services in respect thereof including, without restricting the generality of the foregoing, the acquisition of all surface rights, construction of access roadways and wellsite, drilling, testing, logging and the acquisition and installation of all surface and intermediate casing as well as material and services in respect thereof;

(h)	"Drilling Costs" means the costs of Drilling a well;

(i)	"Drilling Parties" means those parties participating in all costs associated with the Test Well as such parties are identified in Subclause 4.02;

(j)	"Earning Depth" means the base of the Mississippian (Alida) formation;

(k)	"Effective Date" means April 10, 2006;

(l)
"Equip" or "Equipping" and the derivatives thereof means the acquisition and installation of equipment beyond the outlet valve at the wellhead required to produce Petroleum Substances from a well, including without limiting the generality of the foregoing:

(i)	in the case of an oil well, the acquisition and installation of pumping equipment, flowlines, production tankage and all other equipment necessary for the production of Petroleum Substances;

but specifically excluding any equipment required to Complete the well and any costs incurred beyond the point of entry into a gathering system, plant or other common facility which is or will be operated pursuant to a separate agreement.

(m)	"Equipping Costs" means the costs of Equipping a well;

(n)	"Farmees" means Odin Capital Inc., Delta Oil and Gas (Canada) Inc., Last Mountain Investments Inc., 264646 Alberta Ltd., LL & S Holdings Ltd. and 0743608 B.C. Ltd.;

(o)	"Farmor" means Petrex Energy Ltd.;

(p)
"Farmout Lands" means the lands set forth and described in Schedule "A" attached hereto and includes the Petroleum Substances within, upon or under such lands to the extent that such substances are granted by the Title Documents;

(q)
“Option Lands” means the lands set forth and described in Schedule "A" attached hereto and includes the Petroleum Substances within, upon or under such lands to the extent that such substances are granted by the Title Documents;

(r)	“Option Test Well” means the well drilled by operator pursuant to the clause hereof entitled “Option Test Well”

(s)
"Operate" and "Operating" and the derivatives thereof means to carry out functions similar to those imposed on an operator pursuant to the Operating Procedure after earning has occurred in the Test Well, exclusive of the operation of any production facility, together with such additional duties imposed by this Agreement;

(t)
"Operating Costs" means all monies expended (exclusive of Drilling Costs, Completion Costs and Equipping Costs) to Operate a well for the recovery of Petroleum Substances, as more particularly set forth in the Accounting Procedure;

(u)	"Operating Procedure" means the Schedule, if any, hereto entitled "CAPL Operating Procedure";

(v)	"Overriding Royalty" means that interest in the Petroleum Substances which may be reserved to Farmor under this Agreement;

(w)
"Paying Quantities" means the anticipated output from a well of that quantity of Petroleum Substances which would reasonably warrant incurring (or having incurred) the Completion Costs and Equipping Costs of the well, considering the anticipated Operating Costs associated therewith, the kind and quality of Petroleum Substances indicated, the anticipated availability of facilities for treating and processing such Petroleum Substances and the anticipated cost of such services, the anticipated availability of markets for such Petroleum Substances, the anticipated availability of transportation service for the delivery of such production to market and the anticipated cost of such service, the royalties and other burdens payable by the Farmees with respect to such production, the probable life of the well and the anticipated price to be received for the Petroleum Substances produced therefrom as and when sold;

(x)
"Payout" means that point in time when Farmees share of the gross income attributable to the production of or allocation of production of Petroleum Substances from the Test Well Spacing Unit equals for the first time Farmees share of the total Drilling, Completion, Equipping and Operating Costs of the Test Well, including payment of the royalties payable to the lessor under the Title Documents, as set forth in Schedule "A" and the Overriding Royalty payable to Farmor pursuant to this Agreement, but less any payments received by Farmees related to the Test Well pursuant to any incentives, credits, payments or grants, governmental or otherwise;

(y)	"Participant" means Texalta Petroleum Ltd.

(z)
"Petroleum Substances" means petroleum, natural gas and every other mineral or substance, or any of them, in which an interest in or the right to explore for is granted or acquired under the Title Documents insofar as they relate to the Farmout Lands;

(aa)
"Regulations" means all statutes, laws, rules, orders and regulations in effect from time to time made by governments or governmental boards or agencies having jurisdiction over the Farmout Lands and over the operations to be conducted thereon;

(bb)	"Test Well" means the well drilled by operator pursuant to the Clause hereof entitled "Test Well";

(cc)
"Title Documents" means the documents set forth and described as such in Schedule "A" attached hereto and any renewals or extensions thereof or further Title Documents issued pursuant thereto insofar as they relate to the Farmout Lands.

2.00 SCHEDULES

The following Schedules are attached hereto and incorporated into this Agreement:

(a) Schedule "A" which sets forth the Farmout Lands, Option Lands, Title Documents and BPO / APO Working Interests.

(b)	Schedule "B" which is the Operating Procedure, the Accounting Procedure and the Assignment Procedure together with Elections and Rates for the Operating Procedure;

(c)	Schedule “C” showing the area of mutual interest.

3.00	TITLE

3.01 Requisite Authority
Each of the parties hereto represents and warrants that it has the requisite capacity, power and authority to execute this Agreement and to perform the obligations to which it thereby becomes subject.

3.02 Farmor Makes No Warranty of Title
Farmor does not warrant title to the Farmout and Option Lands or the Title Documents or agree to convey to Farmees any better title thereto than Farmor has on the Effective Date. Farmor, to the extent of its interest in the Title Documents and Farmout and Option Lands, covenants that the Farmout and Option Lands are only encumbered by the applicable lessor's royalty and any other encumbrances as set forth in Schedule "A", and that it has complied with all the terms of the Title Documents to the extent necessary to maintain them in force as of the Effective Date.

3.03 Responsibility for Encumbrances

Except as otherwise provided herein, if the interest of any party in the Farmout and Option Lands is now or hereafter shall become encumbered by any royalty, overriding royalty, production payment or other charge of a similar nature, other than the lessor's royalty under the Title Documents, as set forth in Schedule "A" and the Overriding Royalty reserved to Farmor hereunder which shall be borne as herein provided, such royalty, overriding royalty, production payment or other charge of a similar nature shall be charged to and paid entirely by the party whose interest is or becomes thus encumbered.

4.00 TEST WELL

4.01 Operator to Spud Test Well

Subject to rig availability, on or before July 1, 2006, operator shall commence the drilling of the Test Well and shall diligently and continuously, at the sole cost, risk and expense of the Drilling Cost Interests, drill same to at least Contract Depth, log, test to the reasonable satisfaction of Operator all formations prospective of containing Petroleum Substances and either Complete or Abandon it in accordance with the terms of this Agreement and the Regulations.

4.02	Drilling Cost Interests

(a)	All costs associated with the Test Well shall be shared by the Drilling Parties in the following percentages:

Texalta Petroleum Ltd.	57.50%
Odin Capital Inc.	5.00%
Delta Oil and Gas (Canada) Inc.	15.00%
Last Mountain Investments Inc.	5.00%
264646 Alberta Ltd.	5.00%
LL & S Holdings Ltd.	5.00%
0743608 B.C. Ltd.	7.50%
100.00%

in this Agreement sometimes referred to as the "Drilling Cost Interests".

(b)
Upon receipt of an Authority For Expenditure (“AFE”) from the operator setting for the costs of site preparation, drilling, casing or abandoning either the test well or the option well, Farmees will have a period of fourteen (14) days in which to submit their proportionate share of such costs to the Operator. Failure to make such payments to the Operator within the time specified herein, will result in a termination of this Agreement insofar as it relates to a particular Farmee.

5.00 OPERATIONS

5.01 Operations Conducted in Proper Manner

Operator shall, in conducting all Operations hereunder:

(a)	perform in a diligent and workmanlike manner, in accordance with good oilfield practice and in strict compliance with the terms of the Title Documents, this Agreement and the Regulations.

6.00 INTEREST EARNED

6.01 Interest to be Earned by Farmees - Test Well

Provided operator has fulfilled its obligations pursuant to the Clause entitled "Test Well" hereof, then Farmees shall have earned and Farmor shall hold in trust for Farmees:

(a)
One hundred percent (100%) of Farmor's interest down to Earning Depth in the Title Documents and Farmout Lands insofar as they comprise the Test Well, subject to the lessor's royalty as set forth in Schedule "A" and the Overriding Royalty reserved to Farmor until conversion of such Overriding Royalty as provided herein; and

(b)	Fifty percent (50%) of Farmor's interest down to Earning Depth in the balance of the Farmout Lands and in the Title Documents pertaining thereto.

7.00  OPTION WELL

7.01	Option Well

Farmees have a period of three (3) months from the completion or abandonment of the test well to elect to join with Texalta in the drilling of a vertical test well to a depth of approximately 1200 meters to test the Mississippian (Alida) formation in LSD 13 of section 24, township 7, range 3 W2.

7.02	Interest to be Earned by Farmees - Option Well

Upon payment by the Farmees of their 42.50% share of the cost of drilling, completing and equipping the test well on the Option Lands, Farmees shall have earned and Farmor shall hold in trust for Farmees:

(a)
One hundred percent (100%) of Farmor’s interest down to earning depth in the Title Documents and Option Lands insofar as they comprise the test well in LSD 13 of section 24 subject to the lessor’s royalty as set forth in Schedule “A” and the Overriding Royalty reserved to Farmor until conversion of such Overriding Royalty on the same terms and conditions as apply in Clause 6 hereof;

(b)	Fifty percent (50%) of Farmor’s interest down to earning depth in the balance of the Option Lands and in the Title Documents pertaining thereto.

8.00 AREA OF MUTUAL INTEREST

(a)	It is understood and agreed that the term “additional lands” shall mean those lands within the area indicated on the attached Schedule “C” (hereinafter referred to as the “Area of Mutual Interest”).

(b)
The Area of Mutual Interest shall remain in effect for a period commencing as of the date hereof and continuing for two (2) years from the rig release date of the test well if the test well is drilled. The Area of Mutual Interest shall be held by the parties in accordance with their working interests.

(c)
In the event that any party hereto acquires an interest or the right to acquire an interest in and to petroleum and natural gas rights or either of them in additional lands within the Area of Mutual Interest, that party shall forthwith give written notice thereof to the other parties of:

i)	the interest acquired and the terms and conditions thereof; and;
ii)	if the consideration is a form that the parties receiving notice cannot provide in kind, the fair market value thereof.

(d)
If any Crown rights are posted for sale by public tender within the Area of Mutual Interest, the parties shall consult each other with a view to reaching an agreeable bid price for the additional lands and, if agreement can be reached, Operator shall make a bid therefore in the names and on behalf of the parties hereto in the proportion of the respective participating interests. If agreement has not been reached twenty-four (24) hours before the hour of the sale, each party may tender separate bids and the provisions of subclause (c) of this clause shall not apply unless an party acquires an interest in such rights for a price that varies by more than five percent (5%) from the price which the acquiring party had presented it was prepared to agree to for the acquisition of such rights, in which event the acquiring party shall offer the same to the other parties as provide in subclause (c ) of this clause.

(e)
Texalta shall be named Operator of any additional lands acquired under the provisions of this Clause and the additional lands shall be maintained and operated in accordance with the Operating Procedure.

9.00 JOINT OPERATIONS

9.01 Operating Procedure to Govern

Forthwith upon Farmees having earned their interest in the Farmout and Option Lands, the Farmout and Option Lands excluding the Test Well Spacing Unit and the Title Documents as they relate thereto shall become subject to the Operating Procedure which shall govern all future Operations of the parties with respect to the exploration, development and maintenance of such Farmout and Option Lands and Title Documents.

9.02 Appointment of Operator

TEXALTA PETROLEUM LTD. is hereby appointed the Operator under the Operating Procedure, accepts such appointment and agrees to assume the duties, obligations and rights of the Operator under the Operating Procedure.

9.03 Proposal of Joint Operations

Notwithstanding anything herein contained, the parties agree that no party shall propose any joint operations pursuant to the Operating Procedure until such time as Farmees have earned their complete interest under this Agreement or their right to earn has expired or been surrendered, whichever first occurs.

10.00 CONVERSION OF OVERRIDING ROYALTY

10.01 Farmor’s Right to Convert

(a)
Upon payout being reached, Farmor shall automatically convert to an undivided working interest in the test well, all equipment therin and thereon and all production therefrom. Following payout the working interests in the test well will be as follows:

Texalta Petroleum Ltd.	57.50%
Petrex Energy Ltd.	21.25%
Odin Capital Inc.	2.50%
Delta Oil and Gas (Canada) Inc.	7.50%
Last Mountain Investments Inc.	2.50%
264646 Alberta Ltd.	2.50%
LL & S Holdings Ltd.	2.50%
0743608 B.C. Ltd.	3.75%
100.00%

11.00 APPLICATION OF OPERATING PROCEDURE

11.01 Incorporation of Clauses
The following Clauses (including all Clauses contained within referenced Articles) of the Operating Procedure shall apply, mutatis mutandis, to this Agreement and to all Operations of Farmees carried out with respect to the Farmout Lands pursuant to this Agreement and shall be deemed to be incorporated herein and where reference in such Clauses is made to "Operator" the word " " shall be substituted therefor and, similarly, "Joint-Operator" shall be substituted by "Farmor" and "Participant", and "joint lands" shall be substituted by "Farmout Lands", provided, however, that nothing in any of the Clauses of the Operating Procedure that are incorporated by reference into this Agreement shall be interpreted to require Farmor to pay all or any portion of the cost or assume any of the risk of any Operation conducted pursuant hereto.

Clause 304 Proper Practices in Operations
Clause 305 Books, Records and Accounts
Clause 306 Protection from Liens
Clause 307 Joint-Operator's Rights of Access
Clause 308 Surface Rights
Clause 309 Maintenance of Leases
Clause 311 Insurance (as amended)

Article VIII Velocity Surveys and Other Geophysical Tests
Article XV Relationship of Parties
Article XVI Force Majeure
Article XVII Cash and Acreage Contributions
Article XVIII Confidential Information
Article XX Waiver
Article XXI Further Assurances
Article XXII Notice
Article XXIII No Partition
Article XXV Perpetuities
Article XXVII Miscellaneous

12.00 ASSIGNMENT

12.01 Permitted Assignments

Farmees shall not, during the period that they have a right to earn an interest hereunder, encumber, grant or assign any legal or equitable interest in this Agreement, the Title Documents or the Farmout Lands without the prior written consent of Farmor which consent shall not be unreasonably withheld. If after obtaining Farmor's consent, Farmees make any such assignment, then Farmees shall continue to be bound by and be responsible for carrying out the terms and conditions of this Agreement and Farmor shall only be required to look to Farmees for performance hereunder. Upon Farmees having earned their interest hereunder, any further assignment shall be subject to the provisions of the Operating Procedure.

12.02 Assignments to More than One Party

Notwithstanding anything contained in this Agreement, in the event any Farmee wishes to assign to more than one party, Farmor may require such assignees, and the Farmee if it retains an interest, to appoint one of their number to act as representative for all of them to the end that Farmor shall never have to deal with more than one Farmee party.

13.00 MISCELLANEOUS

13.01 Entire Agreement

The terms of this Agreement express and constitute the entire agreement amongst the parties and no implied covenants or liability of any kind on the part of the parties is created or shall arise by reason of anything contained in this Agreement. This Agreement supersedes all other agreements, documents, writings and verbal understandings amongst the parties relating to the Farmout Lands.

13.02 Parties to do All Further Acts

The parties hereto shall from time to time and at all times without additional cost or charge to any other party hereto do all such further acts and execute and deliver all such further deeds and documents as shall be reasonably required in order fully to perform and carry out the terms of this Agreement.

13.03 Conflicts

Wherever any term or condition of any Schedule conflicts or is at variance with any term or condition in the body hereof, the latter shall prevail. In the event of any conflict or inconsistency between the provisions of this Agreement and the Title Documents, the provisions of the Title Documents shall prevail.

13.04 Headings
The headings of the clauses of this Agreement are inserted for convenience of reference only and shall not affect the meaning or construction thereof.

13.05 Number and Gender

Whenever the singular or masculine or neuter is used in this Agreement, the same shall be construed as meaning plural or feminine or body politic or corporate and vice versa where the context so requires, and the expression "person" shall refer to a body corporate and to a governmental body, agency or department as well as to a natural person.

13.06 Terms Binding Upon Farmout and Option Lands
All terms, covenants, provisions and conditions of this Agreement shall run with and be binding upon the Farmout and Option Lands during the term hereof.

13.07 Counterpart Execution
This Agreement may be executed in counterpart and, when each party has executed a counterpart, all counterparts taken together shall constitute one Agreement.

13.08	Laws of Jurisdiction to Apply

This Agreement, the Operating Procedure and the relationship between the parties shall be construed and determined according to the laws of the Province of Alberta and the courts having exclusive jurisdiction with respect to any matters or thing arising or indirectly relative to this Agreement or to the Operating Procedure shall be the courts of the Province of Alberta.

13.09	Time of Essence
Time shall be of the essence in this Agreement.

13.10	Enurement
This Agreement shall be binding upon and enure to the benefit of the Parties hereto and their respective successors and assigns.

13.11 Use of Facilities
Farmees have the right to process effluent from its share of production from the Farmout and Option Lands at existing treating and water disposal facilities located on or about 8-26-6-2 W2M.

These facilities include, but are not limited to, inlet manifold, separation, treating, tanks, water disposal pumps, water disposal lines, and water disposal well.

The fee for use of such facilities shall be allocated on actual oil throughput through the facilities. Farmees proportionate share of such allocated costs shall be in accordance with its working interest. Such combined costs not to exceed $8.00 per cubic meter for clean oil and $1.95 per cubic meter for produced water.

The working interest owners reserve the right to audit the Operator’s books, accounts, and records relating to the fees for use of facilities and the actual costs of processing production from the Farmout and Option Lands. Article 108 of the 1996 PASC Accounting Procedure attached to this agreement as Exhibit B, shall apply mutatis mutandis, to the audit of the fees for use of facilities.

If the foregoing is in accordance with your understanding of the agreement reached between our companies, would you please indicate your acknowledgement and acceptance by signing and dating in the space provided and returning 1 copy of the execution page of this Agreement to this office.

Yours truly,

PETREX ENERGY LTD.

/s/ W.H. Nixon
W. H. Nixon
President

/att

This is the counterpart execution page attached to and forming part of a
Farmout, Option and Participation Letter Agreement dated the 10th day of April 2006 between
Petrex Energy Ltd., Texalta Petroleum Ltd., Odin Capital Inc., Delta Oil and Gas (Canada) Inc.,
Last Mountain Investments Inc., 264646 Alberta Ltd., LL & S Holdings Ltd. and
0743608 B.C. Ltd.

ACKNOWLEDGED AND AGREED TO this _______ day of _________________, 2006

         /s/ William Nixon
Per:____________________________________________
PETREX ENERGY LTD.

        /s/ William Nixon
Per:____________________________________________
TEXALTA PETROLEUM LTD.

Per:____________________________________________
ODIN CAPTIAL INC.

        /s/ Douglas Bolen
Per:____________________________________________
DELTA OIL AND GAS (CANADA) INC.

Per:____________________________________________
LAST MOUNTAIN INVESTMENTS INC.

Per:____________________________________________
264646 ALBERTA LTD.

Per:____________________________________________
LL & S HOLDINGS LTD.

Per:____________________________________________
0743608 B.C. LTD.

This is page 1 of Schedule “A” consisting of 2 pages, attached to and forming part of a Farmout, Option and Participation Letter Agreement dated the 10th day of APRIL 2006 between Petrex Energy Ltd., Texalta Petroleum Ltd., Odin Capital Inc., Delta Oil and Gas (Canada) Inc., Last Mountain Investments Inc., 264646 Alberta Ltd., Chessor Holdings Ltd. and 0743608 B.C. Ltd.

FARMOUT LANDS

	Land	File No(s):		Lease Type	Lease Date	Lessor(s)	Lessor(s) Interest	Lease Term	Lessor(s) Royalty
1	SE/4 14-7-3 W2M	L.2-238	L.6-063	FREEHOLD P&NG	2003-Jul-04	MARY LEONA PORTER (A.K.A. LEONA RINGROSE) EXECUTRIX OF THE ESTATE OF RUBY ANDERSON	2/24 Interest	3 Years	15%
2	SE/4 14-7-3 W2M	L.2-239	L.6-064	FREEHOLD P&NG	2003-Jun-16	HELEN WEBB	2/24 Interest	3 Years	15%
3	SE/4 14-7-3 W2M	L.2-240	L.6-065	FREEHOLD P&NG	2003-Jun-27	ESTATE OF R. D. ROBINSON	2/24 Interest	3 Years	15%
4	SE/4 14-7-3 W2M	L.2-241	L.6-066	FREEHOLD P&NG	2003-Jul-10	JOHN ROBINSON	2/24 Interest	3 Years	15%
5	SE/4 14-7-3 W2M	L.2-242	L.6-067	FREEHOLD P&NG	2003-Jun-22	NOREEN HAYTER	2/24 Interest	3 Years	15%
6	SE/4 14-7-3 W2M	L.2-243	L.6-068	FREEHOLD P&NG	2003-Jul-10	MASIE KERR ROBINSON EXECTRIX FOR BILL ROBINSON	2/24 Interest	3 Years	15%
7	SE/4 14-7-3 W2M	L.2-244	L.6-069	FREEHOLD P&NG	2003-Jun-19	ISABEL MCKENZIE	2/24 Interest	3 Years	15%
8	SE/4 14-7-3 W2M	L.2-245	L.6-070	FREEHOLD P&NG	2003-Jun-19	MARGARET STEPHENSON	2/24 Interest	3 Years	15%
9	SE/4 14-7-3 W2M	L.2-246	L.6-071	FREEHOLD P&NG	2003-Jun-15	CHARLES HENRY STEPHENSON	2/24 Interest	3 Years	15%
10	SE/4 14-7-3 W2M	L.2-247	L.6-072	FREEHOLD P&NG	2003-Oct-10	RONALD McCLINCHEY, RAYMOND McCLINCHEY,JEAN IMANSE AND JOANNE BRUNK	2/24 Interest	3 Years	15%
11	SE/4 14-7-3 W2M	L.2-248	L.6-073	FREEHOLD P&NG	2003-Jun-13	HELEN TAYLOR	2/24 Interest	3 Years	15%
12	NE/4 14-7-3 W2M	L.2-339	L.6-175	CROWN P&NG PN#54268	2004-Aug-10	SASKATCHEWAN INDUSTRY & RESOURCES		5 Years	Crown
13	NW/4 14-7-3 W2M	L.2-340	L.6-176	FREEHOLD P&NG	2006-Mar-25	JOHN BAX	100.00%	3 Years	15%
14	NE/4 15-7-3 W2M	L.2-341	L.6-177	FREEHOLD P&NG	2006-Mar-25	JOHN BAX	100.00%	3 Years	15%
15	SW/4 15-7-3 W2M	L.2-342	L.6-178	FREEHOLD P&NG	2006-Mar-25	JOHN BAX	100.00%	3 Years	15%

OPTION LANDS

	Land	File No(s):		Lease Type	Lease Date	Lessor(s)	Lessor(s) Interest	Lease Term	Lessor(s) Royalty
1	NW/4 24-7-3 W2M	L.2-338	L.6-174	CROWN P&NG PN#57355	2006-Feb-14	SASKATCHEWAN INDUSTRY & RESOURCES		5 Years	Crown
2	SW/4 23-7-3 W2M	L.2-345	L.6-181	FREEHOLD P&NG	2006-Mar-14	DALE KEITH CUTLER	1/2 Interest	4 Years	15%
3	SE/4 23-7-3 W2M	L.2-346	L.6-182	FREEHOLD P&NG	2006-Mar-14	DALE KEITH CUTLER	1/2 Interest	4 Years	15%
4	NE/4 23-7-3 W2M	L.2-343	L.6-179	FREEHOLD P&NG	2006-Mar-17	ROBERT JAMES CUTLER & DELORES ELAINE CUTLER	100.00%	4 Years	15%
5	NW/4 23-7-3 W2M	L.2-344	L.6-180	FREEHOLD P&NG	2006-Mar-17	ROBERT JAMES CUTLER & DELORES ELAINE CUTLER	100.00%	4 Years	15%
6	S/2 25-7-3 W2M	L.2-336	L.6-172	FREEHOLD P&NG	2005-Nov-03	CHARLOTTE KISSOCK	1/2 Interest	3 Years	15%

This is page 2 of 2 of Schedule “A” consisting of 2 pages, attached to and forming part of a Farmout, Option and Participation Letter Agreement dated the 10th day of APRIL 2006 between Petrex Energy Ltd., Texalta Petroleum Ltd., Odin Capital Inc., Delta Oil and Gas
(Canada) Inc., Last Mountain Investments Inc., 264646 Alberta Ltd., LL & S Holdings Ltd. and 0743608 B.C. Ltd.

BPO / APO WORKING INTERESTS
TO BASE OF MISSISSIPPIAN (ALIDA) FORMATION

FARMOUT LANDS
Test Well
	BPO	APO
Texalta Petroleum Ltd.	57.50%	57.50%
Petrex Energy Ltd.	0.00%	21.25%
Odin Capital Inc.	**5.00%	2.50%
Delta Oil and Gas (Canada) Inc.	**15.00%	7.50%
Last Mountain Investments Inc.	**5.00%	2.50%
264646 Alberta Ltd.	**5.00%	2.50%
LL & S Holdings Ltd.	**5.00%	2.50%
0743608 B.C. Ltd.	**7.50%	3.75%
	100.00%	100.00%
Balance of Farmout Lands

Texalta Petroleum Ltd.	57.50%
Petrex Energy Ltd.	21.25%
Odin Capital Inc.	2.50%
Delta Oil and Gas (Canada) Inc.	7.50%
Last Mountain Investments Inc.	2.50%
264646 Alberta Ltd.	2.50%
LL & S Holdings Ltd.	2.50%
0743608 B.C. Ltd.	3.75%
100.00%

OPTION LANDS
Test Well
	BPO	APO
Texalta Petroleum Ltd.	57.50%	57.50%
Petrex Energy Ltd.	0.00%	21.25%
Odin Capital Inc.	**5.00%	2.50%
Delta Oil and Gas (Canada) Inc.	**15.00%	7.50%
Last Mountain Investments Inc.	**5.00%	2.50%
264646 Alberta Ltd.	**5.00%	2.50%
LL & S Holdings Ltd.	**5.00%	2.50%
0743608 B.C. Ltd.	**7.50%	3.75%
	100.00%	100.00%
Balance of Option Lands

Texalta Petroleum Ltd.	57.50%
Petrex Energy Ltd.	21.25%
Odin Capital Inc.	2.50%
Delta Oil and Gas (Canada) Inc.	7.50%
Last Mountain Investments Inc.	2.50%
264646 Alberta Ltd.	2.50%
LL & S Holdings Ltd.	2.50%
0743608 B.C. Ltd.	3.75%
100.00%

** Subject to a 5.00% GORR to Petrex Energy Ltd. until payout.

This is page1 of 2 of Schedule “B” consisting of 2 pages, attached to and forming part of a Farmout, Option and Participation Letter Agreement dated the 10th day of APRIL 2006 between Petrex Energy Ltd., Texalta Petroleum Ltd., Odin Capital Inc., Delta Oil and Gas
(Canada) Inc., Last Mountain Investments Inc., 264646 Alberta Ltd., LL & S Holdings Ltd. and 0743608 B.C. Ltd.

SCHEDULE “B”

ELECTIONS AND RATES FOR THE 1990 CAPL OPERATING PROCEDURE

ARTICLE		CLAUSE
III		311	Insurance	“B”
VI		604	Marketing Fee	“A”
IX		903	Casing Point Election	“A”
X		1007	Penalty	Horizontal wells: 400% - Dev.; 600% - Expl.
		1010	Title Preservation	365 days
XXII		2202	Notices

Mr. William Nixon Petrex Energy Ltd. 8228 Elbow Drive S.W. Calgary, AB T2V 1K4 PH: (403) 255-8190 FX: (403) 255-8007 E-mail: petrex@texalta.com	Mr. William Nixon Texalta Petroleum Ltd. 8228 Elbow Drive S.W. Calgary, AB T2V 1K4 PH: (403) 255-8380 FX: (403) 255-8007 E-mail: texalta@texalta.com	Mr. Peter Philipchuck Odin Capital Inc. P.O. Box 36007, Lakeview RPO 6449 Crowchild Trail S.W. Calgary, AB T3E 7C6 PH: (403) 461-6790 FX: (403) 246-7935 E-mail: peter@winenergycorp.com

Mr. Douglas Bolen Delta Oil and Gas (Canada) Inc. 300, 1055 West Hastings Street Vancouver, BC V6E 2E9 PH: (604) 506-4243 FX: (604) 602-1525 E-Mail: douglasbolen@yahoo.com	Last Mountain Investments Inc. 608 Sandollar Place Tsawwassen, BC V4L 2G9 PH: (604) 506-4243 FX: (604) 602-1525 E-Mail: na	Mr. Victor Walls 264646 Alberta Ltd. 6711 Golden West Avenue Red Deer, AB T4P 1A7 PH: (403) 343-1177 FX: (403) 346-9690 E-Mail: asphalt@borderpaving.com

Mr. John Niedermaier LL & S Holdings Ltd. 200, 435 - 4th Avenue S.W. Calgary, AB T2P 3A8 PH: (403) 262-2288 FX: (403) 266-3810 E-Mail: jan@micasa-rentals.com	Mr. Chris Bunka 0743608 B.C. Ltd. 5774 Deadpine Drive Kelowna, BC V1P 1A3 PH: (250) 765-6424 FX: (250) 765-4408 E-Mail: bossbunka@gmail.com

XXIV	2401	Right to assign, sell or dispose	“A”
	2404	Recognition upon Assignment	The parties hereto agree to adopt and abide by the provisions of the CAPL 1993 Assignment Procedure

This is page2 of 2 of Schedule “B” consisting of 2 pages, attached to and forming part of a Farmout, Option and Participation Letter Agreement dated the 10th day of APRIL 2006 between Petrex Energy Ltd., Texalta Petroleum Ltd., Odin Capital Inc., Delta Oil and Gas
(Canada) Inc., Last Mountain Investments Inc., 264646 Alberta Ltd., LL & S Holdings Ltd. and 0743608 B.C. Ltd.

RATES AND ELECTIONS TO THE 1996 PASC ACCOUNTING

ARTICLE	CLAUSE
I	105	Operating Fund	(a) 10% of approved forecast
	110	Approvals	Approvals from one 2 or more party having interest in the Joint Property totalling 75%
	112	Expenditure Limitations	(a) $25,000.00
			(c) $25,000.00
II	202	Employee Benefits	(b) Non-Compulsory - 25%
III	302	Overhead
	(a)	For each Exploration Project	(1) 5% of the first $50,000 plus
			(2) 3% of the next $100,000 plus
			(3) 1% of the cost exceeding $150,000
	(b)	For each Drilling Well	(1) 5% of the first $50,000 plus
			(2) 3% of the next $100,000 plus
			(3) 1% of the cost exceeding $150,000
	(c)	For each Construction Project	(1) 5% of the first $50,000 plus
			(2) 3% of the next $100,000 plus
			(3) 1% of the cost exceeding $150,000
	(d)	For each subsequent Construction Project	(1) 5% of the first $50,000 plus
			(2) 3% of the next $100,000 plus
			(3) 1% of the cost exceeding $150,000
	(e)	For Operation and Maintenance	(2) $350 per producing well / month Sub clause 302(e)(2) shall be adjusted the 1st day of October each year
IV	406	Dispositions	$25,000

This is Schedule “C” attached to and forming part of a Farmout, Option and Participation Letter Agreement dated the 10th day of APRIL 2006 between Petrex Energy Ltd., Texalta Petroleum Ltd., Odin Capital Inc., Delta Oil and Gas
(Canada) Inc., Last Mountain Investments Inc., 264646 Alberta Ltd., LL & S Holdings Ltd. and 0743608 B.C. Ltd.

SASKATCHEWAN TOWNSHIP PLAT
SW/2 25
FH
KISSOCK
NW/4 23
FH
CUTLER
NE/4 23
FH
CUTLER
NW/4 24
CROWN
SE/4 23
FH
CUTLER
SW/4 23
FH
CUTLER
NE/4 15
FH
BAX
NW/4 14
FH
BAX
NE/4 14
CROWN
SW/4 15
FH
BAX
SE/4 14
FH
MOOSE
(CLU)
IHS WELL LEGEND
OIL WELL
SUSPENDED OIL
ABANDONED OIL
GAS WELL
SUSPENDED GAS
ABANDONED GAS
OIL & GAS WELL
SUSPENDED OIL & GAS
ABANDONED OIL & GAS
HORIZONTAL WELL
HEAVY OIL
LOCATION
DRILLING
SERVICE/TEST WELL
ABANDONED SERVICE WELL
INJECTION WELL
ABANDONED INJECTION WELL
SUSPENDED/UNDESIGNATED
DRY & ABANDONED
TWP. 7 RNG. 3 W2
P & NG PLAT 10/05/05
IHS OUTLINE LEGEND
OUTLINES FOR UNITIZED AREAS.
NOTE: OVERLAPPING UNITS WILL BE INDICATED WITH A VARIATION OF THIS OUTLINE AND IDENTIFIED.
IHS ENERGY
ANYWHERE YOU GO, THE POWER TO KNOW.
Copyright IHS Energy. Reproduction in whole or in part is forbidden.

Farmout Lands
Option Lands
Area of Mutual Interest